NOTE EXCHANGE AGREEMENT

THIS AGREEMENT (the “Agreement”) is effective as of May 29, 2009 (the “Effective Date”) by and between Shrink Nanotechnologies, Inc., a Delaware corporation f/k/a AudioStocks, Inc. (the “Company”) and Noctua Fund LP (“Noctua”).  The Company and Noctua may be individually referred to herein as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, as of the Effective Date, the Company acquired all of the equity ownership of Shrink Technologies, Inc., a California corporation (“Shrink”) pursuant to a Share Exchange Agreement, resulting in Shrink becoming a wholly owned subsidiary of the Company (“Shrink Acquisition”); and

WHEREAS, Noctua is a creditor of the Company, and, prior to the date hereof and among other securities of the Company, owns a $100,000 Principal Amount of promissory note, which accrues interest at a rate of fourteen percent (14%) per annum commencing October 1, 2009 (the “Existing Note”) which Existing Note was issued to Noctua in an exchange transaction on May 7, 2009 whereupon Noctua exchanged certain other securities of the Company and agreed to the discharged of certain obligations owed by the Company;  and

WHEREAS, Noctua owns (i) a $91,000 face amount promissory note of Shrink issued in 2008, (ii) a $10,000 principal amount of note of Shrink issued on March 31, 2009, (iii) as well as an additional $10,000  note issued on April 23, 2009 (collectively, the “Noctua-Shrink Notes”); and

WHEREAS, Noctua has agreed to consent to the Shrink Acquisition hereby and to exchange its Noctua-Shrink Notes (inclusive of all interest capitalized thereon and rights relating thereto) in exchange for a new note issued by the Company, with terms identical in all material respects to those of the Existing Note (the “New Note” and, together with the Existing Note, the “Noctua Notes”),

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, it is hereby agreed as follows:

AGREEMENT

1.           Exchange and Release.

a.           Noctua hereby consents to the entry of the parties into the Share Exchange Agreement, and consummation of the Shrink Acquisition thereby (and, resulting change in control of Shrink) and, hereby waives any rights or remedies or defaults, common law or otherwise as against any of the parties in connection with the taking of any of the actions relating to the consummation thereof.

b.           Noctua hereby tenders the Noctua-Shrink Notes to the Company and, hereby further consents to the exchange of its Noctua-Shrink Notes of Shrink along with all interest or principal thereon totaling $188,121.28 as of the Effective Date, for the issuance by the Company of the New Note to be issued in exchange therefore in the principal amount of $118,121.28.  The New Note shall be identical in form and substance to the Existing Note, with the exception of the issuance date.

c.           Noctua hereby discharges Shrink from any and all obligations relating to the Noctua-Shrink Notes and any liabilities or obligations relating thereto and accepts the New Note in  exchange therefore.

2.           Waiver of Section 1542.     In signing this Agreement, Noctua has been advised of, understands and knowingly waives his rights under California Civil Code Section 1542 which provides as follows: A GENERAL RELEASE DOES NOT EXTEND TO OBLIGATIONS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

3.           No Further Obligations.     Noctua covenants and agrees never to commence against the Company or Shrink, any legal action or proceeding based in whole or in part upon the Services, Obligations, demands, allegations, and/or injuries released in this Agreement.

4.           No Admission.    This Agreement shall not be considered as an admission of liability by either Party and by entering into this Agreement, neither Party has admitted the validity of any Obligations herein released.

5.           Compliance with Securities Laws.    In the event of a conversion of the New Note, Noctua understands that the New Note and shares of Common Stock of the Company issuable thereunder are characterized as “restricted securities” under the federal securities laws and that under such laws and applicable regulations such securities may be resold without registration under the United States Securities Act of 1933, as amended only in certain limited circumstances. It understood that the certificates evidencing the New Note and any Common Stock issuable upon conversion thereof, will bear a legend in substantially the below form:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR A LEGAL OPINION THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.”

In addition, the Noctua hereby represents and warrants that they are an “accredited investor” as such term is defined in the Securities Act of 1933 and Securities and Exchange Act of 1934.

6.           Miscellaneous.

a.           Necessary Acts.  Each Party to this Agreement agrees to perform any further acts and execute and deliver any further documents that may be reasonably necessary to carry out the provisions of this Agreement.

b.           Entire Agreement; Modifications; Waiver.  This Agreement constitutes the entire agreement between the Parties pertaining to the subject matter contained in it. This Agreement supersedes all prior and contemporaneous agreements, representations, and understandings of the Parties.  No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by all the Parties.  No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver.  No waiver shall be binding unless executed in writing by the Party making the waiver.

c.           Dispute Resolution.   The subject matter of this Agreement shall be governed by and construed in accordance with the laws of the State of California (without reference to its choice of law principles), and to the exclusion of the law of any other forum, without regard to the jurisdiction in which any action or special proceeding may be instituted.  EACH PARTY HERETO AGREES TO SUBMIT TO THE PERSONAL JURISDICTION AND VENUE OF THE STATE AND/OR FEDERAL COURTS LOCATED IN THE NORTH COUNTY OF SAN DIEGO, CALIFORNIA FOR RESOLUTION OF ALL DISPUTES ARISING OUT OF, IN CONNECTION WITH, OR BY REASON OF THE INTERPRETATION, CONSTRUCTION, AND ENFORCEMENT OF THIS AGREEMENT, AND HEREBY WAIVES THE CLAIM OR DEFENSE THEREIN THAT SUCH COURTS CONSTITUTE AN INCONVENIENT FORUM.  AS A MATERIAL INDUCEMENT FOR THIS AGREEMENT, EACH PARTY SPECIFICALLY WAIVES THE RIGHT TO TRIAL BY JURY OF ANY ISSUES SO TRIABLE.

d.           Attorney’s Fees.   Should any Party hereto employ an attorney for the purpose of enforcing or constituting this Agreement, or any judgment based on this Agreement, in any legal proceeding whatsoever, including insolvency, bankruptcy, arbitration, declaratory relief or other litigation, the prevailing party shall be entitled to receive from the other Party or Parties thereto reimbursement for all reasonable attorneys’ fees and all reasonable costs, including but not limited to service of process, filing fees, court and court reporter costs, investigative costs, expert witness fees, and the cost of any bonds, whether taxable or not, and that such reimbursement shall be included in any judgment or final order issued in that proceeding.  The “prevailing party” means the party determined by the court to most nearly prevail and not necessarily the one in whose favor a judgment is rendered.

e.           No Oral Change; Waiver.  This Agreement may only be changed, modified, or amended in writing by the mutual consent of the Parties hereto.  The provisions of this Agreement may only be waived in or by writing signed by the Party against whom enforcement of any waiver is sought.

f.           Severability.  If any provision of this Agreement is invalid, illegal, or unenforceable, the balance of this Agreement shall remain in effect.  If any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

g.           Execution of the Agreement.  The Company and Noctua, have the requisite corporate power and authority to enter into and carry out the terms and conditions of this Agreement, as well as all transactions contemplated hereunder. All corporate proceedings have been taken and all corporate authorizations and approvals have been secured which are necessary to authorize the execution, delivery and performance by the Company and Noctua of this Agreement.  This Agreement has been duly and validly executed and delivered by the Company and Noctua and constitutes a valid and binding obligation, enforceable in accordance with the respective terms herein.  Upon delivery of this Agreement, this Agreement, and the other agreements and exhibits referred to herein, will constitute the valid and binding obligations of Company, and will be enforceable in accordance with their respective terms.

h.           Joint Drafting and Exclusive Agreement.  This Agreement is the only Agreement executed by and between the Parties related to the Obligations described herein.  There are no additional oral agreements or other understandings related to the Obligations described herein.  This Agreement shall be deemed to have been drafted jointly by the Parties hereto, and no inference or interpretation against any one Party shall be made solely by virtue of such Party allegedly having been the draftsperson of this Agreement.  The Parties have each conducted sufficient and appropriate due diligence with respect to the facts and circumstances surrounding and related to this Agreement.  The Parties expressly disclaim all reliance upon, and prospectively waive any fraud, misrepresentation, negligence or other claim based on information supplied by the other Party, in any way relating to the subject matter of this Agreement.

i.           Conflicts of Interest.  The Parties shall exercise their best efforts to the other Party aware of any conflicts of interest that exist between such Party, including any other business of entity that such Party beneficially owns or controls, and any interest of the other Party.  Disclosure of such conflicts of interest shall be made in writing on the attached “Schedule A.”  Acknowledgement of such conflicts of interest and waiver of any cause of action against a Party related to a conflict of interest may be made in writing or through oral communication.

j.           Acknowledgments and Assent.  The Parties acknowledge that they have been given at least ten (10) days to consider this Agreement and that they were advised to consult with an independent attorney prior to signing this Agreement and that they have in fact consulted with counsel of their own choosing prior to executing this Agreement.  The Parties may revoke this Agreement for a period of three (3) calendar days after signing this Agreement, and the Agreement shall not be effective or enforceable until the expiration of this three (3) day revocation period.  The Parties agree that they have read this Agreement and understand the content herein, and freely and voluntarily assent to all of the terms herein.

***SIGNATURE PAGE FOLLOWS***

SIGNATURE PAGE

IN WITNESS WHEREOF the Parties have executed this Agreement effective as of the day and year first above written.

Shrink Nanotechnologies, Inc.	Noctua Fund LP
___________________________________	___________________________________
By: Luis Leung	By: James B. Panther, II
Its: President and CEO	For: Noctua Fund Manager, LLC
General Partner of Noctua Fund LP

A FACSIMILE COPY OF THIS AGREEMENT SHALL HAVE THE SAME LEGAL EFFECT AS AN ORIGINAL OF THE SAME.

________Noctua _______Company
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Shrink Nanotechnologies, Inc.
Note Exchange Agreement
May 29, 2009

SCHEDULE A
CONFLICTS OF INTEREST

Relationships of Luis J. Leung:
among other relations or transactions that may occur from time to time:
•	President and Chief Executive Officer of Shrink Nanotechnologies, Inc.
•	Sole executive officer of Shrink Nanotechnologies, Inc.
•	Sole Director of Shrink Nanotechnologies, Inc.
•	CEO of DAO Information Systems, Inc. (“DAO, Inc.”), which acquired certain assets from Shrink Nanotechnologies, Inc.
•	60% Equity Member of DAO Information Systems, LLC, which owns 100% of DAO, Inc.

Relationships of Noctua Fund LP:
among other relations or transactions that may occur from time to time:
•	Noctua Fund Manager, LLC is jointly owned by entities which are beneficially owned and controlled by Mark L. Baum (“Baum”) and James B. Panther, II (“Panther”)
•	Baum and Panther have most recently disclosed their respective ownership interests in the Company on April 20, 2009 and April 21, 2009 in Amended Form 13Ds and Form 3s, filed with the SEC.
•	Baum and Panther collectively control the voting interests (through common shares and the Company’s Series A Preferred Stock) of the Company.
•	Noctua Fund LP is a 40% Equity Member of DAO Information Systems, LLC, which owns 100% of DAO, Inc.
•	Noctua Fund LP beneficially owns 100 shares of the Company’s Series C Preferred stock.
055422/00000 Business 6805848v1
•
Mr. Panther and Mr. Baum are owners of entities that are party to both an Operating Agreement with Shrink Technologies, Inc., and a Sublease Agreement with Shrink Technologies, Inc., and shall receive remuneration therefore.

________Noctua _______Company
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